UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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THE DOW CHEMICAL COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2211 H.H. Dow Way Midland, Michigan 48674 (989) 636-1000
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.625% Notes due October 1, 2044	The New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-186728

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the $500,000,000 aggregate principal amount of 4.625% Notes due October 1, 2044 (the “Notes”), of The Dow Chemical Company, a Delaware corporation (the “Registrant”).

The description of the Notes is set forth under the captions “Prospectus Supplement Summary” and “Description of the Notes” in the Prospectus Supplement dated September 9, 2014 (the “Prospectus Supplement”) to the Prospectus dated February 19, 2013 (the “Prospectus”) forming part of its Registration Statement on Form S-3ASR (File No. 333-186728) filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2013, under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Dow Chemical Company

By:	/s/ Ronald C. Edmonds
Name:	Ronald C. Edmonds
Title:	Controller and Vice President of Controllers and Tax

 Date: May 3, 2019